EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated December 15, 2006 in the Amendment No. 1 to the Registration Statement (File No. 333-139164) and related Prospectus of Claymore Securities Defined Portfolios, Series 354.


                                                          /s/ Grant Thornton LLP


                                                              GRANT THORNTON LLP


Chicago, Illinois
December 15, 2006